EXHIBIT 99.2
STEPUP COMMERCE, INC. 2004 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:	«Name»
«Address»
          You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the StepUp Commerce, Inc. 2004 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	«GrantNO»

Date of Award	«GrantDate»

Vesting Commencement Date	«VCD»

Exercise Price per Share	«ExercisePrice_»

Total Number of Shares Subject to the Option (the “Shares”)	«Shares_»

Total Exercise Price	«Total_price»

Type of Option:	«Type»

Expiration Date:	«ExpirationDate»

Post-Termination Exercise Period:	Thirty (30) Days
Vesting Schedule:
          Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:
          «Vestingname»
          During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Options shall be extended by the length of the suspension.

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          In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator. In the event of termination of the Grantee’s Continuous Service for Cause, there will be no Post-Termination Exercise Period.
          In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan.
          IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

StepUp Commerce, Inc.,
a California corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE. THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE’S STATUS IS AT WILL UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY OR THE COMMON LAW OF THE GRANTEE’S COUNTRY OF RESIDENCE PROVIDES OTHERWISE.
          The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Plan, and the Option Agreement including, but not limited to, the provisions of Section 11 providing a right of first refusal in favor of the Company upon certain changes in record ownership, the provisions of Section 12 providing a repurchase option in favor of the

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Company upon certain repurchase events, and the provisions of Section 13 setting forth certain restrictions necessary or useful in maintaining the Company’s status as an S Corporation. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 20 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 21 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.
          The Grantee acknowledges, understands and agrees that the grant of the Option is voluntary and that the Grantee has not been induced to accept the Option by any promise of being hired by the Company or a Related Entity or any promise of continuation of the Grantee’s Continuous Service.

Dated:	Signed:
«Name», Grantee

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Award Number:  «GrantNO»
STEPUP COMMERCE, INC. 2004 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
          1. Grant of Option. StepUp Commerce, Inc., a California corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
          If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.
          2. Exercise of Option.
               (a) Right to Exercise. Except as provided in Section 13(a) below, the Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.
               (b) Method of Exercise.
                    (i) If Company Is an S Corporation. If, at the time of the Grantee’s written notice of exercise of the Option, the Company is an S Corporation within the meaning of section 1361 of the Code (an “S Corporation”), the Option may be exercised only in compliance with the requirements of Section 13(a) below. The Grantee should contact the Chief Financial Officer (if any, or the President if none) of the Company to ascertain whether the Company is an S Corporation.
                    (ii) If Company Is Not an S Corporation. If, at the time of the Grantee’s written notice of exercise of the Option, the Company is not an S Corporation, the

Option shall be exercisable only by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below.
               (c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.
          3. Grantee’s Representations. The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended or any other United States securities law, nor have they been qualified for distribution under the securities laws of any province of Canada. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
          4. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:
               (a) cash;
               (b) check;
               (c) if the exercise occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period); or

               (d) if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.
          5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. In addition, the Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company. If the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.
          6. Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status consistent with any minimum vesting requirements set forth in the Plan; provided, however, with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 7 and 8, below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.
          7. Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
          8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.
          9. Transferability.
               (a) Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.
               (b) Non-Transferability of Shares. The Shares acquired pursuant to the Option shall be non-transferable for a period of six (6) months after the date of acquisition of the Shares.
          10. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.
          11. Company’s Right of First Refusal. The right of first refusal in the Company’s Bylaws is not applicable to the Shares and is hereby replaced with the Right of First Refusal described herein.
               (a) Transfer Notice. Neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first complying with the provisions of this Section 11 or obtaining the prior written consent of the Company. In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with written notice (the “Transfer Notice”) of:
                    (i) The Holder’s intention to transfer;
                    (ii) The name of the proposed transferee;
                    (iii) The number of Shares to be transferred; and
                    (iv) The proposed transfer price or value and terms thereof.
If the Grantee proposes to transfer any Shares to more than one transferee, the Grantee shall provide a separate Transfer Notice for the proposed transfer to each transferee. The Transfer Notice shall be signed by both the Grantee and the proposed transferee and must constitute a binding commitment of the Grantee and the proposed transferee for the transfer of the Shares to the proposed transferee subject to the terms and conditions of this Option Agreement.
               (b) Bona Fide Transfer. If the Company determines that the information provided by the Grantee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Grantee written notice of the Grantee’s failure to comply with the procedure described in this Section 11, and the Grantee shall have no right to transfer the Shares without first complying with the procedure described in this Section 11. The Grantee shall not be permitted to transfer the Shares if the proposed transfer is not bona fide.
               (c) First Refusal Exercise Notice. The Company shall have the right to purchase (the “Right of First Refusal”) all but not less than all, of the Shares which are described in the Transfer Notice (the “Offered Shares”) at any time within forty-five (45) days after receipt of the Transfer Notice (the “Option Period”). The Offered Shares shall be repurchased at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to Section 11(d) below) or (ii) the Fair Market Value of the Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the “First Refusal Exercise Notice”) to the Holder. During the Option Period or the 90-day period specified in Section 11(f) below, the Company may exercise its Repurchase Right (as set forth in Section 12 below) in lieu of or in addition to its Right of First Refusal if the Repurchase Right is or becomes exercisable during the Option Period or such 90-day period.
               (d) Payment Terms. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within 30 days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without the further action by the Holder.
               (e) Assignment. Whenever the Company shall have the right to purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Right of First Refusal.
               (f) Non-Exercise. If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time if the Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:
                    (i) The transfer is made within 90 days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal will not be exercised or (B) the expiration of the Option Period; and
                    (ii) The transferee agrees in writing that such Shares shall be held subject to the provisions of this Option Agreement.
The Company shall have the right to demand further assurances from the Grantee and the transferee (in a form satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.
               (g) Expiration of Transfer Period. Following such 90-day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.
               (h) Termination of Right of First Refusal. The provisions of this Right of First Refusal shall terminate as to all Shares upon the Registration Date.
               (i) Additional Shares or Substituted Securities. In the event of any transaction described in Section 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.
          12. Company’s Repurchase Right.
               (a) Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time (i) during the ninety (90) day period following the Termination Date, (ii) during the ninety (90) day period following an exercise of the Option that occurs after the Termination Date or (iii) during the period the Company is an S Corporation if the Grantee takes any action or fails to take any action (or if the Company can reasonably anticipate that the Grantee will take any action or fail to take any action) which results in the Company being unable to maintain the Company’s status as an S Corporation, to repurchase all or any portion of the Shares (the “Share Repurchase Period”).
               (b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Holder of the Shares prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to (i) the Fair Market Value of the Shares which are to be repurchased from the Holder as of the Termination Date or (ii) in the case of a repurchase pursuant to Section 12(a)(iii), the Fair Market Value of the Shares which are to be repurchased from the Holder as of the date on which the repurchase is to be effected. Upon such payment or deposit into escrow for the benefit of the Holder, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Holder.
               (c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.
               (d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable, with respect to all Shares upon the Registration Date.
               (e) Additional Shares or Substituted Securities. In the event of any transaction described in Section 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right.
          13. S Corporation Status. The Grantee acknowledges that the Company has elected to be classified as an S Corporation for federal and state income tax purposes and, following the exercise of the Option with respect to all or any part of the shares of stock subject to the Option, agrees to provide to the Company, immediately upon the Company’s request, such properly signed consents or other documents as, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company’s status as an S Corporation. Except with the written consent of the Company specifically referring to this Section 13, the following provisions (the “S Corporation Provisions”) shall apply to the exercise of the Option and the shares of stock acquired upon the exercise of the Option until such time as the Company ceases to qualify as an S Corporation.

               (a) Method of Exercise.
                    (i) Advance Notice of Intent to Exercise. The Grantee shall give written notice (the “Advance Notice”) of the Grantee’s intent to exercise the Option (a form of which is attached as Exhibit D), which must be received by the Company no later than thirty (30) days prior to the date on which such exercise is proposed to be effective (the “Proposed Exercise Date”). The Advance Notice shall be in a form approved by the Company and must state the election to exercise the Option, the Proposed Exercise Date, the number of shares for which the Option is to be exercised, such information as required by the Company to enable the Company to determine whether the proposed exercise of the Option may cause the Company to cease to qualify as an S Corporation, and such other representations and agreements as to the Grantee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The Advance Notice must be signed by the Grantee and must be delivered in person or by certified or overnight, return receipt requested mail to the Chief Financial Officer (or President if there is none) of the Company at least thirty (30) days prior to the earlier of the Expiration Date or the termination of the Option as set forth in Sections 6, 7, or 8 above, as applicable (the “Outside Exercise Date”). Except as otherwise permitted by the Company, the Grantee’s failure to comply with the requirements of this Section 13(a)(i) shall extend the Proposed Exercise Date to a date at least thirty (30) days following the Company’s receipt of an Advance Notice which complies in full with such requirements. If the Proposed Exercise Date, as extended pursuant to the preceding sentence, would occur after the Outside Exercise Date, the Option shall terminate at the Outside Exercise Date and the Company shall not be required to make any payment to the Grantee that would otherwise be required pursuant to Section 13(a)(ii) below. The provisions of Section 13(a) shall cease to apply as provided in Section 13(f) below, and thereafter the Option may be exercised pursuant to Section 2(b)(ii) above.
                    (ii) Company’s Right to Redeem Option. If, following its receipt of the Grantee’s Advance Notice, the Company determines, in its sole discretion, that the Grantee’s exercise of the Option may cause the Company to cease to qualify as an S Corporation, the Company shall so notify the Grantee (a “Disqualification Notice”) no later than five (5) days prior to the Proposed Exercise Date. Following receipt of a Disqualification Notice, the Grantee may withdraw the Grantee’s Advance Notice. If, following receipt of a Disqualification Notice, the Grantee does not withdraw the Grantee’s Advance Notice, the Company shall have the right (the “Option Redemption Right”) to cancel the Option for the number of shares set forth in the Grantee’s Advance Notice in exchange for payment to the Grantee of the Option Redemption Amount. The Grantee hereby agrees that the Company may withhold from the Option Redemption Amount, or the Grantee shall otherwise make the adequate provision for, the foreign, federal and state tax withholding obligations of the Company or Related Entity, as applicable, which arise in connection with the payment of the Option Redemption Amount. The “Option Redemption Amount” shall be an amount equal to the excess, if any, of (A) the Fair Market Value, determined as of the Proposed Exercise Date, of the number of shares set forth in the Grantee’s Advance Notice over (B) the exercise price for such shares. If the Company exercises its Option Redemption Right, the Company shall cancel the Option, effective as of the Proposed Exercise Date, for the number of shares set forth in the Grantee’ Advance Notice and shall pay the Option Redemption Amount (reduced by any applicable withholding tax) to the Grantee in cash within ninety (90) days following the Proposed Exercise Date. For purposes of the foregoing, cancellation of any indebtedness of the Grantee to the Company shall be treated as payment to the Grantee in cash to the extent of the unpaid principal and any accrued interest canceled.
                    (iii) If Option Redemption Right Is Not Exercised. If, following receipt of the Grantee’s Advance Notice, the Company does not give the Grantee a Disqualification Notice or otherwise does not exercise the Option Redemption Right, the Grantee may exercise the Option effective as of the Proposed Exercise Date by delivering to the Company on or before the Proposed Exercise Date (but in any event no later than the Outside Exercise Date) full payment of the exercise price for the number of shares being purchased, as set forth in the Grantee’s Advance Notice. If the Grantee fails to deliver full payment of the exercise price for the number of shares being purchased on or before the Proposed Exercise Date, the Grantee may only exercise the Option by again complying with the requirements of Section 13(a)(i).
               (b) Restriction on Transfer. No transfer of any shares of stock by the Grantee, whether voluntary or involuntary, shall be effective unless all of the Grantee’s shares are transferred to one transferee and such transferee is a permitted shareholder of an S Corporation (a “Permitted Transferee”). Thus, for example, in the event of a divorce of the Grantee, the former spouse of the Grantee may be awarded the Grantee’s shares of stock if and only if the former spouse is a Permitted Transferee and the former spouse is awarded all of the shares held by the Grantee.
               (c) Restriction on Other Action. The Grantee shall not take any action or fail to take any action which shall result in the Company being unable to maintain the Company’s status as an S Corporation. This provision shall require, without limitation, that the Grantee notify the Company prior to the Grantee ceasing to qualify as an eligible shareholder of an S Corporation and permit the Company to repurchase all shares of stock owned by the Grantee pursuant to Section 12 hereof.
               (d) Transfer by Trust. If any transfer by the Grantee is by operation of law or by right of succession under a revocable trust, the transferees shall be obligated to make such transfers as shall reasonably be necessary in the opinion of counsel for the Company, to avoid termination of the Company’s status as an S Corporation.
               (e) Other Restrictions. The provisions of this Section 13 are in addition to the provisions of Sections 11 and 12 hereof. By way of example and not limitation, a transfer by divorce or otherwise to a Permitted Transferee pursuant to this Section 13 shall be subject to the Right of First Refusal set forth in Section 11 hereof.
               (f) Termination of Restrictions. The restrictions imposed by this Section 13 shall terminate upon the occurrence of the first of any of the following events: (i) the written agreement of the Company and the Grantee, (ii) the bankruptcy, receivership or complete dissolution of the Company, (iii) a transfer or purchase of shares of stock of the Company which results in one shareholder holding all of the issued and outstanding shares of stock of the Company, (iv) revocation of the Company’s election to be treated as an S Corporation or (v) the Registration Date.

               (g) Additional Shares or Substituted Securities. In the event of any transaction described in Section 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the S Corporation Provisions, but only to the extent the Shares are at the time covered by such Provisions.
               (h) Condition on Exercise, Transfer or Disposition of Shares. The Grantee shall not exercise the Option with respect to all or any part of the shares of stock subject to the Option, unless the Grantee executes and becomes bound by an agreement with provisions which, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company’s status as an S Corporation, including, without limitation, provisions similar to the S Corporation Provisions. Furthermore, neither the Grantee nor any Permitted Transferee shall at any time, directly or indirectly, voluntarily or involuntarily, intentionally or unintentionally, by law, by judicial or other government process, order or proceeding, or otherwise, transfer or otherwise dispose of all or part of his, her or its shares of the Company’s stock unless the transferee executes and becomes bound by an agreement with provisions which, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company’s status as an S Corporation, including, without limitation, provisions similar to the S Corporation Provisions. The term “transfer or otherwise dispose” as used above shall include the sale, assignment, transfer, conveyance, gift, encumbrance, pledge, bequest, devise, hypothecation, or other disposition of Shares, including a levy or attachment on the Shares. In the absence of such executed agreement, any such exercise, transfer or disposition is null and void ab initio.
          14. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          15. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
          16. United States Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the United States federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
               (a) Exercise of Incentive Stock Option. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise. However, the Internal Revenue Service issued proposed regulations which would subject the Grantee to withholding at the time the Grantee exercises an Incentive Stock Option for Social Security and Medicare based upon the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. These proposed regulations are subject to further modification by the Internal Revenue Service and, if adopted, would be effective only for the exercise of an Incentive Stock Option that occurs two years after the regulations are issued in final form.
               (b) Exercise of Incentive Stock Option Following Disability. If the Grantee’s Continuous Service terminates as a result of Disability that is not a permanent and total disability as such term is defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
               (c) Exercise of Non-Qualified Stock Option. On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
               (d) Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed of more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.
          17. Lock-Up Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter (with the express approval of the Company) to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period.
          18. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
          19. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
          20. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
          21. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

          22. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
          23. Confidentiality. The Company shall provide to the Grantee, during the period the Option is outstanding, copies of financial statements of the Company at least annually. The Grantee understands and agrees that such financial statements are confidential and shall not be disclosed by the Grantee, to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law. If disclosure of such financial statements is required by law, whether through subpoena, request for production, deposition, or otherwise, the Grantee promptly shall provide written notice to Company, including copies of the subpoena, request for production, deposition, or otherwise, within five (5) business days of their receipt by the Grantee and prior to any disclosure so as to provide Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, the Grantee may disclose the terms of such financial statements to his or her spouse or domestic partner, and for legitimate business reasons, to legal, financial, and tax advisors.
END OF AGREEMENT

EXHIBIT A
STEPUP COMMERCE, INC. 2004 STOCK INCENTIVE PLAN
EXERCISE NOTICE
StepUp Commerce, Inc.
703 Market Street, Suite 350
San Francisco, CA 94103
Attention: Secretary
          1. Effective as of today,                      the undersigned «Name» (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase                      shares of the Common Stock (the “Shares”) of StepUp Commerce, Inc. (the “Company”) under and pursuant to the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”) and the «Type» Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) number «GrantNO» dated «GrantDate». Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.
          2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
          3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.
          The Grantee shall enjoy rights as a shareholder until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or the Repurchase Right. Upon such exercise, the Grantee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Option Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.
          4. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.
          5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable

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in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice. IF THE COMPANY IS AN S CORPORATION, THE GRANTEE MAY BE ALLOCATED TAXABLE INCOME JUST BY VIRTUE OF HOLDING THE SHARES.
          6. Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Award Date or within one (1) year from the date the Shares were transferred to the Grantee. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.
          7. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company, by United States federal or state securities laws, by Canadian provincial securities laws or the S Corporation Provisions:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), ANY U.S. STATE SECURITIES LAWS AND ANY CANADIAN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.
          8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set

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forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.
          9. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
          10. Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
          11. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
          12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
          13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.
          14. Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:

«NAME»	STEPUP COMMERCE, INC.

By:

Title:
(Signature)

Address:	Address:

703 Market Street, Suite 350

San Francisco, CA 94103

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EXHIBIT B
STEPUP COMMERCE, INC. 2004 STOCK INCENTIVE PLAN
INVESTMENT REPRESENTATION STATEMENT

GRANTEE:	«NAME»

COMPANY:	STEPUP COMMERCE, INC.

SECURITY:	COMMON STOCK

AMOUNT:		shares

DATE:

          In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:
          (a) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.
          (c) Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being

1

sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.
          In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.
          (d) Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.
          (e) Grantee represents that he is a resident of the State or Province of                     .

Signature of Grantee:

«NAME»

Date:

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EXHIBIT C
ADVANCE NOTICE OF INTENT TO EXERCISE
          To be delivered in person or by certified mail return receipt requested or overnight mail
StepUp Commerce, Inc.
703 Market Street, Suite 350
San Francisco, CA 94103
Attention: Chief Financial Officer
          (a) Effective as of today,                      , I, «Name» hereby advise StepUp Commerce, Inc., (the “Company”) of my intent to exercise my option to purchase                      shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”) and the «Type» Stock Option Agreement and Notice of Stock Option Grant number «GrantNO» dated «GrantDate» (the “Option Agreement”).
          (b) I plan to exercise the above Shares no later than                     , which date is no less than thirty (30) days from the date of receipt by the Company of this Advance Notice of Intent to Exercise.
          (c) I am aware that pursuant to Section 13 of the Option Agreement the Company will determine whether my intended exercise may cause the Company to cease to qualify as an S Corporation. If it is determined that this proposed exercise will cause the Company to cease to qualify as an S Corporation I will be bound by the provisions of Section 13 of the Option Agreement.
          (d) To assist the Company in determining whether my intent to exercise would cause the Company to cease to qualify as an S Corporation, please be advised that:
(please check all boxes that apply)
☐ I and my spouse are United States citizens.
☐ Neither I nor my spouse is a non-resident alien within the meaning of section 7701(b)(1)(B) of the Internal Revenue Service Code of 1986, as amended.
☐ Either I or my spouse is NOT United States citizens.
☐ Either I or my spouse IS a non-resident alien within the meaning of section 7701(b)(1)(B) of the Internal Revenue Service Code of 1986, as amended.
          (e) Should my status or the status of my spouse as represented in part (d) above change at any time in the future, I will immediately notify the Company of such change.
          (f) Entire Agreement. The Notice of Stock Option Grant, the Plan and the Option Agreement are incorporated herein by reference and together with this Advance Notice of Intent to Exercise constitute the entire agreement of the parties with respect to the subject matter hereof

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and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

Submitted by:

«NAME»

(Signature)

Address:

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